EX99.23(j)(1)

                Consent of Independent Auditors


We consent to the references to our firm under the captions
"Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our report dated April 30, 1999, in the Post-Effective Amendment No. 3 to the Registration Statement
(Form N-1A) and related Prospectus and Statemnet of Additional Information of AFBA Five Star Fund, Inc. filed with the Securities and Exchange
Commission under the Securities Act of 1933 (Registration No. 333-20637)
and Amendment No. 6 under the Investment Company Act of 1940
(Registration No. 811-8035).


                                             Ernst & Young LLP

Kansas City, Missouri
May 27, 1999